UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 21, 2024 (August 15, 2024)

Silexion Therapeutics Corp

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42253	N/A
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2 Hama’ayan Street
Modi’in-Maccabim-Reut, Israel	7177871
(Address of principal executive offices)	(Zip Code)

+972-8-6286005
(Registrant’s telephone number, including area code)

Biomotion Sciences

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.0001 per share	SLXN	The Nasdaq Stock Market LLC
Warrants exercisable for Ordinary Shares at an exercise price of $11.50 per share	SLXNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On August 15, 2024 (the “Closing Date”), Silexion Therapeutics Corp (formerly known as Biomotion Sciences), a Cayman Islands exempted company (the “registrant”) consummated the previously announced transactions pursuant to that certain Amended and Restated Business Combination Agreement, dated as of April 3, 2024 (as amended, the “Business Combination Agreement”), by and among the registrant, Moringa Acquisition Corp (“Moringa”), August M.S. Ltd., an Israeli company and a wholly-owned subsidiary of the registrant (“Merger Sub 1”), Moringa Acquisition Merger Sub Corp, a Cayman Islands exempted company and a wholly-owned subsidiary of the registrant (“Merger Sub 2”), and Silexion Therapeutics Ltd., an Israeli company (“Silexion”). The transactions contemplated by the Business Combination Agreement are hereinafter referred to as the “Business Combination.” In connection with the consummation of the Business Combination (the “Closing”), the registrant changed its name from “Biomotion Sciences” to “Silexion Therapeutics Corp” (hereinafter referred to as “New Silexion” or “New Pubco”).

Unless the context otherwise requires, the “Company”, “we”, “us” “our” and similar terms refer to the registrant, which is New Silexion after the Closing, and Biomotion Sciences prior to the Closing. All references herein to the “Board” refer to the board of directors of New Silexion. Terms used in this Current Report on Form 8-K (this “Report”) but not defined herein, or for which definitions are not otherwise incorporated by reference herein, have the same meaning given to such terms in the final proxy statement/prospectus dated July 17, 2024 and filed by the Company with the Securities and Exchange Commission (the “SEC”) on July 17, 2024 pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended (the “Proxy Statement/Prospectus”), in the section entitled “Frequently Used Terms” beginning on page 1 thereof, and such definitions are incorporated herein by reference.

Pursuant to the Business Combination Agreement, among other things, (i) Merger Sub 2 merged with and into Moringa, with Moringa continuing as the surviving company and a wholly-owned subsidiary of New Silexion (the “SPAC Merger”) and (ii) Merger Sub 1 merged with and into Silexion, with Silexion continuing as the surviving company and a wholly-owned subsidiary of New Silexion (the “Acquisition Merger”).

Upon the effectiveness of the SPAC Merger, each outstanding Moringa Class A ordinary share, par value $0.0001 per share (“Moringa Class A ordinary shares”) that had not been redeemed and the sole outstanding Moringa Class B ordinary share, par value $0.0001 per share, converted into an ordinary share of New Silexion, par value $0.0001 per share (a “New Silexion ordinary share”) on a one-for-one basis. Each outstanding warrant to purchase one Moringa Class A ordinary share (“Moringa warrant”) converted into a warrant to purchase one New Silexion ordinary share (“New Silexion warrant”), at the same exercise price. Upon the effectiveness of the Acquisition Merger, each outstanding ordinary share and preferred share of Silexion converted into such number of New Silexion ordinary shares as is equal to the quotient obtained by dividing (x) the quotient obtained by dividing (1) $62,500,000 by (2) the number of fully diluted Silexion equity securities, by (y) $10.00 (the “Silexion Equity Exchange Ratio”). Each outstanding Silexion warrant and Silexion option to purchase one Silexion share, and Silexion restricted share unit (RSU) that may be potentially settled for one Silexion share, became exercisable for, or became subject to settlement for (as applicable), such number of New Silexion ordinary shares as are equal to the Silexion Equity Exchange Ratio. The exercise price per New Silexion ordinary share of each such converted Silexion option and Silexion warrant were adjusted based on dividing the existing per share exercise price by the Silexion Equity Exchange Ratio. The terms of vesting, exercise and/or settlement, as applicable, of such converted options, warrants and RSUs remain the same following such conversion, except that the vesting of each Silexion option accelerated immediately prior to the Acquisition Merger, such that the New Silexion option into which it has been converted was fully vested, and all Silexion warrants were exercised (on a cashless basis) immediately prior to the Acquisition Merger.

In connection with the Moringa shareholder vote to approve the Business Combination Agreement and the Business Combination, holders of an aggregate of 427,297 Moringa ordinary shares properly exercised their right to have their shares redeemed for a full pro rata portion of the Trust Account holding the proceeds from the IPO, which was approximately $11.575 per share, or $4,946,046 in the aggregate. In addition, pursuant to an agreement reached by Moringa with EarlyBird Capital, Inc. (“EarlyBird”), which served as the representative of the underwriters for Moringa’s IPO, on the reduction, of the fee payable to EarlyBird under the Business Combination Marketing Agreement, dated February 16, 2021, by and between Moringa and EarlyBird (the “Marketing Agreement”) (as described further below under “Item 1.01— Agreement with EarlyBird for Settlement of Amounts Due Under Marketing Agreement”), Moringa paid $350,000 of cash to EarlyBird from the Trust Account at the Closing. After the redemption payments, the payment to EarlyBird, and the satisfaction of amounts due to parties that arranged financing and/or capital markets advisory services in connection with the Closing, the remaining balance of the Trust Account immediately prior to the Closing of $333,936 was used to partially fund the Business Combination.

As a result of the redemptions of Moringa ordinary shares, a total of 87,722 Moringa public shares remained outstanding at the Closing. After giving effect to the Business Combination and the following changes to share capital, immediately following the Closing, there were 9,768,396 New Silexion ordinary shares issued and outstanding:

●	the redemption of the 427,297 Moringa public shares described above;

●	the issuance of 87,722 New Silexion ordinary shares in exchange for an equivalent number of Moringa public shares that remained outstanding immediately prior to the Closing (following the redemptions described above);

●	the separation of each former Moringa unit into one Moringa Class A ordinary share and one-half of a Moringa warrant;

●	the Sponsor Founder Shares Forfeiture of 1,308,000 Moringa founders shares;

●	the Sponsor’s transfer to third parties (in lieu of forfeiting) of all 1,567,000 Moringa founders shares that had been designated to serve as Backstop Shares under the Business Combination Agreement;

●	the issuance of 380,000 New Silexion ordinary shares to the Moringa Sponsor and EarlyBird, in the aggregate, in exchange for an equivalent number of Moringa private shares;

●	the issuance of an aggregate of 100,000 New Silexion ordinary shares to EarlyBird and its designees in exchange for an equivalent number of representative shares;

●	the issuance by New Pubco to the Sponsor and/or its limited partners to whom the Sponsor distributed such shares of the 1,382,325 Sponsor Investment Shares;

●	the issuance of 200,000 New Silexion ordinary shares to Greenstar, LP in exchange for an equivalent number of Moringa shares that were purchased in a private placement in connection with the closing of the Business Combination;

●	the issuance of 4,024,942 New Silexion ordinary shares as the Silexion Merger Consideration to securityholders of Silexion;

●	the issuance of 1,835,733 New Silexion ordinary shares to Guangzhou Sino-Israel Bio-Industry Investment Fund I (“GIBF”), a security holder of Silexion, in consideration for its transfer of its noncontrolling interest in Silexion’s Chinese subsidiary, Silenseed (China) Ltd., to New Silexion, whereby that Chinese subsidiary became a wholly-owned subsidiary of New Silexion (the “Chinese Subsidiary Transfer”) (in addition to 151,349 New Silexion ordinary shares that GIBF received upon the accelerated vesting of RSUs granted to it); and

●	the issuance of 39,325 New Silexion ordinary shares to a non-employee director of New Pubco upon acceleration of vesting, and settlement, of an equivalent number of New Silexion RSUs granted to the director.

The New Silexion ordinary shares and New Silexion warrants commenced trading on the Nasdaq Global Market (“Nasdaq”) under the symbols “SLXN” and “SLXNW”, respectively, on August 16, 2024.

A more detailed description of the Business Combination is included in the section entitled “Proposal No. 1 — The Business Combination Proposal” of the Proxy Statement/Prospectus and is incorporated by reference herein. Further, the foregoing summary description of the Business Combination Agreement, as amended, is qualified in its entirety by reference to the Business Combination Agreement, as amended by a waiver letter dated June 18, 2024, copies of which are attached to this Report as Exhibits 2.1.1 and 2.1.2 and incorporated herein by reference.

This Report incorporates by reference certain information from reports and other documents that were previously filed with the SEC, including certain information from the Proxy Statement/Prospectus. To the extent there is a conflict between the information contained in this Report and the information contained in such prior reports and documents and incorporated by reference herein, you should rely on the information in this Report.

Item 1.01 Entry into a Material Definitive Agreement.

Settlement of Amounts Due Under Marketing Agreement with EarlyBird

Prior to the Closing, Moringa reached agreement with EarlyBird on the reduction, to $1.6 million, in the aggregate, of the fee payable to EarlyBird under the Marketing Agreement entered into by Moringa with EarlyBird at the time of Moringa’s IPO. Pursuant to the final invoice provided by EarlyBird under the Marketing Agreement at the Closing, Moringa paid $350,000 of cash to EarlyBird from the Trust Account at the Closing, and New Pubco issued to EarlyBird a convertible promissory note, due December 31, 2025, in an amount of $1.25 million to be paid by New Pubco to EarlyBird in cash and/or via conversion of outstanding amounts into ordinary shares of New Pubco (the “EarlyBird Convertible Note”).

The EarlyBird Convertible Note bears interest at a rate of 6% per annum and matures on December 31, 2025. If not repaid on or prior to that maturity date or such earlier date as to which the repayment obligation may be accelerated under the note, or not converted in accordance with the terms thereof, the rate of interest applicable to the unpaid principal amount would be adjusted to (15%) per annum. New Silexion is required to make mandatory prepayments on the note (which shall first be applied to accrued interest and then to principal) from time to time in amounts equal to ten percent (10%) of the gross proceeds received by New Silexion from any equity financings consummated by it prior to the maturity date. New Silexion is entitled to voluntarily prepay any additional part of, or all of, the principal and accrued interest, in one or more installments without penalty, prior to the maturity date.

EarlyBird, in turn, may elect, at its sole discretion, at any time on or prior to the Maturity Date, to elect to convert all or part of the then outstanding principal and/or accrued interest under the EarlyBird Convertible Note into New Silexion ordinary shares, at a per share conversion price equal to 95% of the volume weighted average price of a New Silexion ordinary share of New Silexion for the five trading days immediately prior to the date of New Silexion’s receipt of a conversion notice, provided, however, New Silexion is not required to issue, and EarlyBird may not elect to convert the principal and/or accrued interest into an aggregate number of New Silexion ordinary shares that would exceed the maximum number of ordinary shares permitted by Section 5635 of the Nasdaq Listing Rules to be issued without the approval of New Silexion’s shareholders, unless such approval is obtained.

Under the EarlyBird Convertible Note, New Pubco agreed to promptly file a registration statement with the SEC covering the resale of the ordinary shares that may be issued upon conversion of the note and use its best efforts to have such registration statement declared effective as soon thereafter as possible. In the event such registration statement is not declared effective by the SEC within 180 days from the date hereof, then an event of default shall have occurred under the note, triggering all amounts under the note to become due and payable immediately and automatically.

The foregoing summary provides only a brief description and does not purport to be complete. The summary is qualified in its entirety by the full text of the final invoice provided by EarlyBird under the Marketing Agreement at the Closing, and the EarlyBird Convertible Note, which serve as Exhibits 10.1.1 and 10.1.2 to this Report, and which are incorporated herein by reference.

PIPE Financing

In connection with, and immediately prior to the Closing of, the Business Combination, Moringa raised $2.0 million via a private investment in public entity financing (the “PIPE Financing”), whereby Moringa sold to Greenstar, LP, an affiliate of the Moringa Sponsor (the “PIPE Investor”), 200,000 newly issued Moringa ordinary shares at a price of $10.00 per share, pursuant to a subscription agreement, dated as of August 15, 2024, by and among Moringa, New Silexion and the PIPE Investor (the “PIPE Agreement”). Those 200,000 shares automatically converted upon the Closing of the Business Combination into an equivalent number of New Silexion ordinary shares (the “PIPE Shares”). The PIPE Investor is entitled to customary registration rights in respect of the PIPE Shares under the PIPE Agreement, pursuant to which New Silexion has agreed that, within 60 days after the Closing Date, it will file with the SEC a registration statement registering the resale of the PIPE Shares by the PIPE Investor, and use its commercially reasonable efforts to have that registration statement be declared effective by 180 days after the Closing Date (or 90 days after the Closing Date if the SEC does not review that filing).

The funds raised from the PIPE Financing, together with remaining funds in Moringa’s Trust Account after payments to redeeming public shareholders, were used for financing support for Moringa and New Pubco, as well as for payment to service providers to whom outstanding amounts were owed by Moringa, including parties that had provided financial advisory services and capital markets advisory services to Moringa during the period leading up to the Closing.

The foregoing summary provides only a brief description of the PIPE Agreement and does not purport to be complete. The summary is qualified in its entirety by the full text of the PIPE Agreement, a copy of which is attached as Exhibit 10.2 to this Report, and which is incorporated herein by reference.

ELOC Financing

Also in connection with the Closing, New Silexion entered into an ordinary share purchase agreement, dated August 13, 2024, but effective as of the Closing Date (the “ELOC Agreement”), for an equity line of credit (the “ELOC”) with White Lion Capital, LLC (the “ELOC Investor”), whereby New Pubco will be able to request to sell to the ELOC Investor, and the ELOC Investor will be required to purchase, via private placement transactions, up to $15.0 million of New Silexion ordinary shares from time to time after the Closing, up until December 31, 2025 (unless the agreement is terminated sooner), subject to certain limitations and conditions as described therein. The number of New Silexion ordinary shares that New Pubco may require the ELOC Investor to purchase in any single sales notice will depend on a number of factors, including the type of purchase notice that New Pubco delivers.  Similarly, the purchase price to be paid by the ELOC Investor for any shares that New Pubco requires it to purchase will depend on the type of sales notice that New Pubco delivers, and will be derived from the market price of the New Silexion ordinary shares for a certain period of time prior to New Silexion’s purchase request or as of the date of New Silexion’s purchase request. New Pubco has also granted registration rights to the ELOC Investor pursuant to an accompanying registration rights agreement, also dated August 15, 2024, by and between New Silexion and the ELOC Investor.

Pursuant to the ELOC Agreement, New Silexion agreed, among other things, that if New Silexion’s sales to the ELOC Investor under the ELOC exceed 19.99% of New Silexion’s total number of ordinary shares outstanding, New Silexion will seek the approval of its shareholders for the issuance of any New Silexion ordinary shares under the ELOC in excess of that amount, in accordance with the Nasdaq Listing Rules, subject to certain exceptions based on the price of the New Silexion ordinary shares to be sold in excess of that limit.

In consideration for the commitments of the ELOC Investor, New Pubco agreed to issue to the ELOC Investor an aggregate of $337,500 of New Silexion ordinary shares (the “ELOC Commitment Shares”) based on the closing price of the New Silexion ordinary shares on the day that is the earlier of (i) the business day prior to effectiveness of the registration statement registering the resale of the shares issuable under the ELOC ordinary share purchase agreement and (ii) the business day prior to the 180th day following the Closing Date of the Business Combination.

Under the accompanying registration rights agreement, dated August 13, 2024, but effective as of the Closing Date, by and between New Silexion and the ELOC Investor (the “ELOC Registration Rights Agreement”), New Silexion has agreed to register the resale of the New Silexion ordinary shares that may be sold pursuant to the ELOC, along with the ELOC Commitment Shares, within 45 days following the Closing Date, via a registration statement on Form S-1 to be filed with the SEC, and to use its commercially reasonable efforts to have that registration statement declared effective by the SEC as soon as reasonably practicable following the filing.

The foregoing summaries provide only a brief description of the ELOC Agreement and ELOC Registration Rights Agreement. The summaries do not purport to be complete and are qualified in their entireties by the full text of such documents, copies of which are attached as Exhibits 10.3.1 and 10.3.2, respectively, to this Report, and which are incorporated herein by reference.

Amended and Restated Registration Rights and Lock-Up Agreement

Prior to the Closing under the Business Combination Agreement, on August 14, 2024, New Pubco, Moringa, Moringa Sponsor, the distributees of Sponsor Investment Shares, certain of Silexion’s pre-Business Combination shareholders and the PIPE Investor entered into (and EarlyBird will be bound by) an Amended and Restated Registration Rights and Lock-Up Agreement which became effective as of the Closing (the “A&R Registration Rights and Lock-Up Agreement”). Under the agreement, New Pubco has assumed Moringa’s existing obligations under Moringa’s prior registration rights agreement (entered into in connection with its IPO) and has granted registration rights to the Moringa Sponsor, the distributees of Sponsor Investment Shares, certain of Silexion’s pre-Business Combination shareholders, the PIPE Investor and EarlyBird with respect to certain securities of New Pubco.

Under the A&R Registration Rights and Lock-Up Agreement, New Pubco has agreed to provide the holders party thereto customary demand and shelf registration rights (subject to certain minimum size offerings) and piggy-back rights on primary and secondary offerings, subject to customary cut-back provisions.

Under the lock-up provisions of the agreement, lock-up periods will apply following the Closing to securities of New Pubco that are held by the holders who are party to the agreement, subject to permitted transfers to certain categories of “Permitted Transferees”. Specifically, those lock-up periods will apply to the following categories of securities for the following periods of time post-Closing:

●	Sponsor Investment Shares and securities held by former Silexion shareholders: (A) 50% of the Sponsor Investment Shares held by the Sponsor and its distributees and 50% of the New Pubco securities held by the former Silexion shareholders who are party to the agreement, in each case, upon the Closing, are subject to a lock-up period ending on the earlier of (i) six (6) months after the completion of the Business Combination, and (ii) the date on which New Pubco will consummate a liquidation, merger, amalgamation, share exchange, reorganization, or other similar transaction after the Business Combination that results in all of New Pubco’s shareholders having the right to exchange their ordinary shares for cash, securities or other property, and (B) the other 50% of the Sponsor Investment Shares held by the Sponsor and its distributees and 50% of the New Pubco securities held by the former Silexion shareholders party to the agreement, in each case, upon the Closing, will be subject to a lock-up period that will end on the earliest of (x) six (6) months after the date of the consummation of the Business Combination, (y) the date on which New Pubco consummates a liquidation, merger, amalgamation, share exchange, reorganization, or other similar transaction after the Business Combination that results in all of New Pubco’s shareholders having the right to exchange their ordinary shares for cash, securities or other property, or (z) the date on which the last reported sale price of New Pubco’s ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period.

●	Private Shares and Private Warrants: The lock-up period on all New Silexion ordinary shares issued pursuant to the SPAC Merger in exchange for private placement shares and private placement warrants purchased by or issued to the Sponsor and EarlyBird concurrently with Moringa’s initial public offering will remain (as provided in the documentation for Moringa’s initial public offering) 30 days after the Closing.

●	Representative Shares. The lock-up period on all Representative Shares (as defined in the Amended and Restated Registration Rights and Lock-Up Agreement) that are held by EarlyBird will remain (as provided in the documentation for Moringa’s initial public offering) three months after the Closing.

●	Note Shares and PIPE Shares. Note Shares issued to the Sponsor upon conversion of amounts due under the A&R Sponsor Promissory Note and PIPE Shares issued to the PIPE Investor will not be subject to any lock-up periods following the Closing.

The foregoing summary provides only a brief description of the A&R Registration Rights and Lock-Up Agreement and does not purport to be complete. The summary is qualified in its entirety by the full text of the A&R Registration Rights and Lock-Up Agreement, a copy of which is attached as Exhibit 10.4 to this Report, and which is incorporated herein by reference.

Amended and Restated Sponsor Promissory Note

Effective as of the Closing, New Pubco issued to the Sponsor, and Sponsor accepted, in amendment and restatement, and replacement, in their entirety, of all existing promissory notes issued by Moringa to the Sponsor from the IPO until the Closing (and as to which the obligations of Moringa were assigned to New Pubco upon the Closing), an amended and restated promissory note (the “A&R Sponsor Promissory Note”) in an amount of $3,433,000, which reflected the total amount owed by Moringa to the Sponsor through the Closing Date. The maturity date of the A&R Sponsor Promissory Note is the 30-month anniversary of the Closing Date (i.e., February 15, 2027). Amounts outstanding under the A&R Sponsor Promissory Note may be repaid (unless otherwise decided by New Pubco) only by way of conversion into New Silexion ordinary shares (“Note Shares”) in accordance with the terms set forth in the form of A&R Sponsor Promissory Note. New Pubco and the Sponsor may also convert amounts outstanding under the A&R Sponsor Promissory Note at the price per share at which New Pubco conducts an equity financing following the Closing, subject to a minimum conversion amount of $100,000, in an amount of Note Shares constituting up to thirty percent (30%) of the number of New Silexion ordinary shares issued and sold by New Pubco in such equity financing. The Sponsor may also elect to convert amounts of principal outstanding under the note into New Silexion ordinary shares at any time following the 24-month anniversary of the Closing Date, subject to a minimum conversion of $10,000, at a price per share equal to the volume weighted average price of the New Silexion ordinary shares on the principal market on which they are traded during the 20 consecutive trading days prior to the conversion date.

The foregoing summary provides only a brief description of the A&R Sponsor Promissory Note and does not purport to be complete. The summary is qualified in its entirety by the full text of the A&R Sponsor Promissory Note, a copy of which is attached as Exhibit 10.5 to this Report, and which is incorporated herein by reference.

Indemnification Agreements

On the Closing Date, in connection with the Closing, the Company entered into indemnification agreements with each of its directors and executive officers, which provide for indemnification and advancements by the Company of certain expenses and costs under certain circumstances. The indemnification agreements provide that New Silexion will indemnify each of its directors and executive officers against any and all expenses incurred by that director or executive officer because of his or her status as a director or officer of New Silexion, to the fullest extent permitted under Cayman law, and the Amended and Restated Memorandum and Articles (as defined below).

The foregoing description of the indemnification agreements does not purport to be complete and is qualified in its entirety by reference to the text of the form of Indemnification Agreement, which is filed as Exhibit 10.6 to this Report and is incorporated herein by reference.

Warrant Assignment, Assumption and Amendment Agreement

On the Closing Date, Moringa, New Silexion and Continental Stock Transfer & Trust Company (“CST”) entered into that certain Assignment, Assumption and Amendment Agreement (the “New Warrant Agreement”). The New Warrant Agreement amends that certain Warrant Agreement, dated as of February 19, 2021, by and between Moringa and CST (the “Existing Warrant Agreement”), to provide for the assignment by Moringa of all its rights, title and interest in the warrants of Moringa to New Silexion. Pursuant to the New Warrant Agreement, all Moringa warrants under the Existing Warrant Agreement will no longer be exercisable for Moringa ordinary shares, but instead will be exercisable for New Silexion ordinary shares.

The foregoing description of the New Warrant Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the New Warrant Agreement, which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Adoption of 2024 Equity Incentive Plan

Reference is made to the disclosure regarding the New Silexion (formerly referred to as the Biomotion Sciences) 2024 Equity Incentive Plan (the “2024 Incentive Plan”), which is set forth under the heading “2024 Incentive Plan” in Item 5.02 of this Report, and which is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated by reference into this Item 2.01.

On August 6, 2024, Moringa held an extraordinary general meeting (the “extraordinary meeting”), at which Moringa’s shareholders considered and voted in favor of, among other matters, a proposal to approve, as an ordinary resolution under Cayman Islands law, Moringa’s entry into the Business Combination Agreement and all transactions to be completed thereunder. On August 15, 2024, the parties to the Business Combination Agreement consummated the Business Combination.

FORM 10 INFORMATION

Item 2.01(f) of Form 8-K states that if the registrant was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), as the Company was immediately before the Business Combination, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. As a result of the consummation of the Business Combination, and as discussed below in Item 5.06 of this Report, the Company has ceased to be a shell company. Accordingly, the Company is providing the information below that would be included in a Form 10 if the Company were to file a Form 10. Please note that the information provided below relates to the combined company after the consummation of the Business Combination, unless otherwise specifically indicated or the context otherwise requires.

Forward-Looking Statements

Certain statements in this Report, including in the information that is incorporated by reference in this Report, may constitute “forward-looking statements” for purposes of the federal securities laws. These forward-looking statements include, but are not limited to, statements regarding the Company’s and the Company’s management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, including statements regarding our future results of operations or financial condition, business strategy and plans, and objectives of management for future operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this Report may include, for example, statements about:

●	the Company’s ability to recognize the expected benefits of the Business Combination;

●	the ability to maintain the listing of the New Silexion ordinary shares and warrants on Nasdaq following the Business Combination;

●	the future performance of the Company following the Business Combination, including Silexion’s projected timeline for regulatory approvals of its product candidates; ;

●	the Company’s market opportunity;

●	the Company’s strategy, future operations, financial position, projected costs, prospects and plans;

●	expectations regarding the time during which the Company will be an emerging growth company under the JOBS Act;

●	the expected U.S. federal income tax impact of the Business Combination;

●	the Company’s ability to retain or recruit officers, key employees and directors following the completion of the Business Combination;

●	the impact of the regulatory environment and complexities with compliance related to such environment;

●	expectations regarding future partnerships or other relationships with third parties; and

●	the Company’s future capital requirements and sources and uses of cash, including the Company’s ability to obtain additional capital in the future.

The forward-looking statements contained in this Report and in any document incorporated by reference are based on current expectations, forecasts and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those that the Company has anticipated. These forward-looking statements involve a number of risks, uncertainties, some of which are beyond the Company’s control, or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the following factors

●	Silexion is a development-stage company and has a limited operating history on which to assess its business;

●	the Company has never generated any revenue from product sales and may never be profitable;

●	the Company will need to raise substantial additional funding, which may not be available on acceptable terms, or at all, and which will cause dilution to its shareholders;

●	the approach Silexion is taking to discover and develop novel RNAi therapeutics is unproven for oncology and may never lead to marketable products;

●	Silexion does not have experience producing its product candidates at commercial levels, currently has no marketing and sales organization, has an uncertain market receptiveness to its product candidates, and is uncertain as to whether there will be insurance coverage and reimbursement for its potential products;

●	Silexion may be unable to attract, develop and/or retain its key personnel or additional employees required for its development and future success;

●	the Company may issue additional New Silexion ordinary shares or other equity securities without your approval, including shares underlying warrants and Note Shares, which would dilute your ownership interest and may depress the market price of the New Silexion ordinary shares; and

●	those additional factors described or incorporated by reference under the heading “Risk Factors” below.

Should one or more of these risks or uncertainties materialize, or should any of the Company’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. It is not possible to predict or identify all such risks. Accordingly, forward-looking statements in this Report and in any document incorporated herein by reference should not be relied upon as representing the Company’s views as of any subsequent date, and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Business

The business of the Company is described in the Proxy Statement/Prospectus in the section entitled “Information About Silexion” beginning on page 159 thereof, and that information is incorporated herein by reference.

Risk Factors

The risks associated with the Company’s (and Silexion’s) business, including Financial Condition and Capital Requirements, Research and Development of Silexion’s Product Candidates, Risks Related to Silexion’s Reliance on Third Parties, Risks Related to Commercialization of Silexion’s Product Candidates, Risks Related to Competition, Risks Related to Silexion’s Intellectual Property, Risks Related to Silexion’s Human Resources, Risks Related to Silexion’s Operations, and Risks Relating to Silexion’s Operations in Israel and China, are described in the Proxy Statement/Prospectus in the section entitled “Risk Factors” beginning on page 49 thereof and are incorporated herein by reference. A summary of the risks associated with the Company’s business are also described beginning on page 42 of the Proxy Statement/Prospectus under the heading “Summary of the Proxy Statement/Prospectus — Risk Factors Summary” and is incorporated by reference herein. There are no material changes to the Risk Factors section except for the additional risk factors set forth below.

Risks Relating to Owning New Silexion Ordinary Shares Following the Business Combination and the Company Operating as a Public Company

A substantial number of our ordinary shares may be issued pursuant to the conversion terms of the Company’s convertible notes (consisting of the A&R Sponsor Promissory Note and the EarlyBird Convertible Note), which could cause the price of the ordinary shares to decline.

Amounts outstanding under each of the A&R Sponsor Promissory Note and the EarlyBird Convertible Note (collectively, the “Convertible Notes”) are convertible into our ordinary shares, at conversion prices that relate to the market price of our ordinary shares and/or the price at which we raise capital from equity financings. The issuance of any of these shares will dilute our other equity holders, which could cause the price of our ordinary shares to decline.

The requirement that we repay the EarlyBird Convertible Note could adversely affect our business plan, liquidity, financial condition, and results of operations.

If not converted, we are required to repay principal that is outstanding under the EarlyBird Convertible Note, as well as interest thereon, in connection with equity financings by us, or upon the maturity of the note on December 31, 2025. That obligation could have important consequences on our business. In particular, it could:

●	limit our flexibility in planning the payment of expenditures that arise in our clinical program and our business and operations generally;

●	increase our vulnerability to general adverse economic conditions that hinder our ability to obtain equity financings; and

●	place us at a competitive disadvantage compared to our competitors.

No assurances can be given that we will be successful in making the required payments under the EarlyBird Convertible Note. If we are unable to make the required cash payments, there could be a default under the EarlyBird Convertible Note. In such event, or if a default otherwise occurs under the EarlyBird Convertible Note:

●	the interest rate payable under the EarlyBird Convertible Note could be increased, and EarlyBird, as the holder of the EarlyBird Convertible Note, could declare all outstanding principal and interest to be due and payable; and/or

●	we could be forced into bankruptcy or liquidation.

It is not possible to predict the actual number of New Silexion ordinary shares, if any, we will sell under the ELOC Agreement to the ELOC Investor or the gross proceeds we will receive from such sales.

We generally have the right to control the timing and amount of any sales of New Silexion ordinary shares to the ELOC Investor under the ELOC Agreement. Sales of New Silexion ordinary shares, if any, to the ELOC Investor under the ELOC Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to the ELOC Investor all, some or none of the New Silexion ordinary shares that may be available for us to sell to the ELOC Investor pursuant to the ELOC Agreement.

Because the purchase price per share of New Silexion ordinary shares to be paid by the ELOC Investor will fluctuate based on the market price of the New Silexion ordinary shares at the time we elect to sell New Silexion ordinary shares, if any, to the ELOC Investor pursuant to the ELOC Agreement, it is not possible for us to predict, as of the date of this Report and prior to any such sales, the number of New Silexion ordinary shares that we will sell to ELOC Investor under the ELOC Agreement, the purchase price per share that ELOC Investor will pay for New Silexion ordinary shares purchased from us under the ELOC Agreement, or the aggregate gross proceeds that we will receive from those purchases by ELOC Investor under the ELOC Agreement.

The number of New Silexion ordinary shares ultimately offered for resale by the ELOC Investor is dependent upon the number of New Silexion ordinary shares, if any, we ultimately elect to sell to ELOC Investor under the ELOC Agreement. However, even if we elect to sell New Silexion ordinary shares to the ELOC Investor pursuant to the ELOC Agreement, the ELOC Investor may resell all, some or none of such shares at any time or from time to time in its sole discretion and at different prices.

Because the purchase price per share to be paid by the ELOC Investor for the New Silexion ordinary shares that we may elect to sell to the ELOC Investor under the ELOC Agreement, if any, will fluctuate based on the market prices of our New Silexion ordinary shares for each purchase (if any) made pursuant to the ELOC Agreement, it is not possible for us to predict, as of the date of this Report and prior to any such sales, the number of New Silexion ordinary shares that we will sell to ELOC Investor under the ELOC Agreement, the purchase price per share that the ELOC Investor will pay for shares purchased from us under the ELOC Agreement, or the aggregate gross proceeds that we will receive from those purchases by the ELOC Investor under the ELOC Agreement, if any.

Any issuance and sale by us under the ELOC Agreement, or the resale by the ELOC Investor under the related resale registration statement that we are required to file for it under ELOC Agreement, of a substantial amount of New Silexion ordinary shares could cause additional substantial dilution to our shareholders. The number of New Silexion ordinary shares ultimately offered for sale by ELOC Investor is dependent upon the number of New Silexion ordinary shares, if any, we ultimately sell to the ELOC Investor under the ELOC Agreement.

The sale and issuance of New Silexion ordinary shares to the ELOC Investor will cause dilution to our existing securityholders, and the resale of the New Silexion ordinary shares acquired by the ELOC Investor, or the perception that such resales may occur, could cause the price of our New Silexion ordinary shares to decrease.

The purchase price per share of New Silexion ordinary shares to be paid by the ELOC Investor for the New Silexion ordinary shares that we may elect to sell to ELOC Investor under the ELOC Agreement, if any, will fluctuate based on the market prices of our New Silexion ordinary shares at the time we elect to sell New Silexion ordinary shares to ELOC Investor pursuant to the ELOC Agreement. Depending on market liquidity at the time, resales of such New Silexion ordinary shares by ELOC Investor may cause the trading price of our New Silexion ordinary shares to decrease.

If and when we elect to sell New Silexion ordinary shares to the ELOC Investor, sales of newly issued New Silexion ordinary shares by us to the ELOC Investor could result in substantial dilution to the interests of existing holders of our New Silexion ordinary shares. Additionally, the sale of a substantial number of New Silexion ordinary shares to the ELOC Investor, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

Investors who buy shares at different times from the ELOC Investor will likely pay different prices.

Pursuant to the ELOC Agreement, we will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold to the ELOC Investor. If and when we do elect to sell New Silexion ordinary shares to the ELOC Investor pursuant to the ELOC Agreement, after the ELOC Investor has acquired such shares, the ELOC Investor may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares from the ELOC Investor in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from the ELOC Investor as a result of future sales made by us to the ELOC Investor at prices lower than the prices such investors paid for their shares from the ELOC Investor.

Financial Information

The unaudited condensed consolidated financial statements of Silexion as of June 30, 2024, and for the three and six months ended, June 30, 2024 and 2023, are attached as Exhibit 99.1 to this Report.

The audited consolidated financial statements of Silexion as of December 31, 2023 and 2022, and for the years ended December 31, 2023 and 2022, are included in the Proxy Statement/Prospectus beginning on page F-52 thereof and are incorporated by reference herein.

The unaudited pro forma condensed combined financial information of the Company is attached as Exhibit 99.2 to this Report.

Management’s Discussion and Analysis of Financial Condition and Results of Operations of Silexion Therapeutics Ltd. for the three and six months periods ended June 30, 2024 and 2023 is attached as Exhibit 99.3 to this Report.

Properties

The Company maintains its principal executive offices at 2 Ha’mayan St., Modiin, Israel 7177871.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to the Company regarding the beneficial ownership of New Silexion ordinary shares immediately following the Closing by:

●	each person who is the beneficial owner of more than 5% of the outstanding New Silexion ordinary shares;

●	the Company’s named executive officer and directors; and

●	all of the Company’s executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. In computing the number of ordinary shares beneficially owned by a person and the percentage ownership, the Company deemed outstanding ordinary shares subject to warrants held by that person that are currently exercisable or exercisable within 60 days of the Closing Date. The Company did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all New Silexion ordinary shares beneficially owned by them.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Silexion Therapeutics Corp, 2 Ha’mayan St., Modiin, Israel 7177871.

The percentage ownership of New Silexion ordinary shares is based on 9,768,396 New Silexion ordinary shares outstanding immediately following the Closing, after giving effect to the various adjustments to the share capital of New Silexion described in the “Introductory Note” to this Report.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned		Approximate Percentage of Outstanding Ordinary Shares
Directors and Executive Officers of New Silexion:
Ilan Hadar	280,438	(2)	2.8%
Dror Abramov	39,829		*
Ruth Alon	54,325		*
Ilan Levin(3)	2,066,610	(4)	20.8%
Avner Lushi(5)	1,987,082	(6)	20.3%
Shlomo Noy(7)	1,987,082	(6)	20.3%
Ilan Shiloah	407,797	(8)	4.2%
Dr. Mitchell Shirvan	196,992	(9)	2.0%
Mirit Horenshtein Hadar, CPA	56,772		*

All executive officers and directors as a group (9 individuals)	5,089,845		50.1%
Five Percent Holders:
Moringa Sponsor, LP and affiliated entities (3)	2,066,610	(4)	20.8%
Guangzhou Sino-Israel Biotech Fund(10)	1,987,082	(6)	20.3%
Wildcat Partner Holdings LP(11)	1,020,852		10.5%

*	Less than 1%.

(1)	Unless otherwise noted, the business address of each of the following entities or individuals is c/o Silexion Therapeutics Corp, 2 Ha’mayan St., Modiin, Israel 7177871.

(2)	Includes 129,045 New Silexion ordinary shares issuable upon exercise of options, at an exercise price of $6.72 per share, all of which are vested and currently exercisable.

(3)	The shares reported in this row are held of record by the Sponsor, Moringa Sponsor, LP, and/or by the PIPE Investor, Greenstar, L.P., each a Cayman Islands exempted limited partnership, as described in footnote (4) below. Moringa Partners Ltd., an Israeli company that is wholly-owned by Mr. Ilan Levin, serves as the sole general partner of each of the Sponsor and the PIPE Investor. Mr. Levin, a Director of New Silexion, is the sole director of that general partner. As a result of his ownership of that general partner, Mr. Levin possesses sole voting and investment authority with respect to the shares indirectly held by the Sponsor and the PIPE Investor. The limited partnership interests of the Sponsor and the PIPE Investor are held by various individuals and entities, including Mr. Levin. Mr. Levin disclaims beneficial ownership of the securities held by the Sponsor and the PIPE Investor other than to the extent of his direct or indirect pecuniary interest in such securities.

(4)	Consists of the total of: (i) 1,337,325 New Silexion ordinary shares issued to the Sponsor as Sponsor Investment Shares; (ii) 352,857 New Silexion ordinary shares issued to the Sponsor upon the Closing of the Business Combination due to the conversion, on a one-for-one basis, of the 352,857 Moringa private shares held by it; (iii) 176,428 New Silexion ordinary shares underlying New Silexion warrants issued to the Sponsor upon the Closing of the Business Combination due to the conversion, on a one-for-one basis, of the 176,428 Moringa private warrants held by the Sponsor (which New Silexion warrants will be exercisable beginning 30 days after the Closing Date); and (iv) 200,000 New Silexion ordinary shares issued to Greenstar, L.P., the PIPE Investor, as PIPE Shares in respect of the PIPE Financing. The foregoing beneficial ownership of New Silexion ordinary shares by the Sponsor does not include any Note Shares that may be issued to the Sponsor following the Closing upon conversion of amounts owed by New Pubco to the Sponsor under the A&R Sponsor Promissory Note, as the potential number of Note Shares, and the timing of issuance of Note Shares, cannot be determined in advance.

(5)	The shares reported in this row consist entirely of New Silexion ordinary shares held of record by Guangzhou Sino-Israel Biotech Fund (“GIBF”), with respect to which Mr. Lushi possesses shared voting and investment authority as a result of his serving as a Managing Partner and CEO of GIBF.

(6)	Includes 1,835,733 New Silexion ordinary shares issued to GIBF at the Closing in respect of its transfer of its noncontrolling interest in Silexion’s Chinese subsidiary, Silenseed (China) Ltd., to New Silexion pursuant to the Chinese Subsidiary Transfer.

(7)	The shares reported in this row consist entirely of New Silexion ordinary shares held of record by GIBF, with respect to which Mr. Noy possesses shared voting and investment authority as a result of his serving as Chief Medical Officer of GIBF.

(8)	Includes 19,914 New Silexion ordinary shares issuable upon exercise of options, at an exercise price of $4.17 per share, all of which are vested and currently exercisable.

(9)	Includes 64,522 New Silexion ordinary shares issuable upon exercise of options, at an exercise price of $6.72 per share, all of which are vested and currently exercisable.

(10)	The address of this shareholder is 34 Ha’Barzel St., Tel-Aviv 6971052 Israel. Each of Avner Lushi and Shlomo Noy may be deemed to share voting and investment power over the securities beneficially owned by GIBF.

(11)	The address of this shareholder is 301 Commerce Street, Suite 3150, Fort Worth, Texas 76102. Len Porter may be deemed to have sole voting and investment power over the securities beneficially owned by Wildcat Partner Holdings LP.

Directors and Executive Officers

Information with respect to the Company’s directors and executive officers after the Closing are described in the Proxy Statement/Prospectus in the section entitled “Management of the Company Following the Business Combination” beginning on page 195 thereof and that information is incorporated herein by reference.

Board Composition

Upon the Closing, the size of the Board was increased from two members to seven members. Pursuant to the appointment by New Silexion’s shareholders prior to the Closing, the following persons constitute the Board effective upon the Closing: Ilan Hadar (Chairman), Dror Abramov, Ruth Alon, Ilan Levin, Avner Lushi, Shlomo Noy, and Ilan Shiloah. Biographical information for these individuals is set forth in the Proxy Statement/Prospectus in the section entitled “Management of the Company Following the Business Combination” beginning on page 195 thereof, which information is incorporated herein by reference.

Director Independence

Upon the Closing, the Board determined, based on information provided by each director concerning his background, employment and affiliations, that Messrs. Dror J. Abramov, Ilan Levin, Avner Lushi, Shlomo Noy and Ilan Shiloah, and Ms. Ruth Alon, representing six of the Company’s seven directors, do not have material relationships with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the Nasdaq Listing Rules. In making these determinations, the Board considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances the Board deemed relevant in determining their independence, including the beneficial ownership of the Company’s securities by non-employee directors and the transactions described below under the heading “Certain Relationships and Related Party Transactions.”

Committees of the Board of Directors

Effective upon the Closing, the standing committees of the Board consist of an audit committee, a compensation committee and a corporate governance and nominating committee. The Board appointed Dror J. Abramov, Ilan Shiloah, and Ruth Alon, with Mr. Abramov serving as chair.  The Board also determined that Mr. Abramov qualifies as an “audit committee financial expert” within the meaning of the SEC regulations. The Board appointed Dror J. Abramov, Ilan Shiloah, and Ruth Alon to serve on the compensation committee, with the chair to be chosen subsequently. The Board appointed Dror J. Abramov, Ilan Levin, Ilan Shiloah, and Ruth Alon to serve on the corporate governance and nominating committee, with the chair to be chosen subsequently.

Executive Officers

Effective as of the Closing, the Board appointed Ilan Hadar, Mirit Horenshtein Hadar, CPA, and Dr. Mitchell Shirvan to serve as Chief Executive Officer, Chief Financial Officer, and Chief Scientific and Development Officer, respectively. Biographical information for these individuals is set forth in the Proxy Statement/Prospectus in the section entitled “Management of the Company Following the Business Combination” beginning on page 195 thereof, which information is incorporated herein by reference.

Executive Compensation

The compensation of the Company’s named executive officer is described in the Proxy Statement/Prospectus in the section entitled “Executive Compensation” beginning on page 202 thereof and that information is incorporated herein by reference.

Compensation Committee Interlocks and Insider Participation

None of the Company’s officers currently serves, and in the past year has not served, as a member of the compensation committee of any entity that has one or more officers serving on the Board.

Certain Relationships and Related Person Transactions

Certain relationships and related person transactions are described in the Proxy Statement/Prospectus in the sections entitled “Certain Relationships and Related Party Transactions” beginning on page 209 thereof and are incorporated herein by reference.

In addition, Ilan Levin, our director, possesses sole voting and investment authority with respect to the shares held by Greenstar L.P., the PIPE Investor.

Legal Proceedings

The Company has no legal proceedings to report.

Market Price of and Dividends on the Registrant’s Common Equity and Related Shareholder Matters

Market Information

Prior to the Closing, the Moringa Class A ordinary shares, Moringa warrants and Moringa units were listed on the Nasdaq Capital Market under the symbols “MACA”, “MACAW” and “MACAU” respectively. Upon the Closing, the New Silexion ordinary shares and New Silexion warrants were listed on the Nasdaq Global Market under the symbols “SLXN” and “SLXNW”, respectively. All outstanding Moringa units automatically separated into their component securities upon the Closing and, as a result, no longer trade as a separate security of New Silexion.

Dividends

The Company has not paid any cash dividends on shares of its ordinary shares to date. The Company currently intends to retain any future earnings and does not expect to pay any dividends in the foreseeable future. Any future determination to declare cash dividends will be made at the discretion of the New Silexion Board, subject to applicable laws, and will depend on a number of factors, including the Company’s financial condition, results of operations, capital requirements, contractual restrictions, general business conditions and other factors that the Board may deem relevant.

Holders of Record

Following the Closing, including the redemption of the Moringa public shares described above and the separation of the former Moringa units, there were 33 holders of record of New Silexion ordinary shares and three holders of record of New Silexion warrants. Such numbers do not include beneficial owners holding the Company’s securities through nominee names.

Securities Authorized for Issuance Under Equity Compensation Plans

Reference is made to the disclosure regarding the New Silexion (formerly referred to as the Biomotion Sciences) 2024 Equity Incentive Plan (the “2024 Incentive Plan”), Silexion’s 2013 Share Option Plan  and Silexion’s 2023 Equity Incentive Plan which is set forth under the headings “2024 Incentive Plan”, “2023 Equity Incentive Plan” and “2013 Share Option Plan”, respectively in Item 5.02 of this Report, and which is incorporated herein by reference.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth under Item 3.02 of this Report regarding the issuance and sale by the Company of certain unregistered securities, which is incorporated herein by reference.

Description of Registrant’s Securities

The Company’s securities are described in the Proxy Statement/Prospectus in the section entitled “Description of Securities” beginning on page 216 thereof and that information is incorporated herein by reference. As described below in Item 5.03 of this Report, the Amended and Restated Memorandum and Articles of the Company became effective as of the Closing.

Indemnification of Directors and Officers

Information about the indemnification of the Company’s directors and officers is set forth in the Proxy Statement/Prospectus in the section entitled “Description of Securities — Anti-Takeover Provisions in our Prospective Articles— Limitation on Liability and Indemnification of Directors and Officers” beginning on page 221 thereof, which information is incorporated herein by reference. The information set forth under the heading “Indemnification Agreements” in Item 1.01 of this Report is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under the headings “Settlement of Amounts Due Under Marketing Agreement with EarlyBird”, “ELOC Financing” and “Amended and Restated Sponsor Promissory Note” in Item 1.01 of this Report is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in the “Introductory Note” and Item 2.01 above with respect to the potential issuance of New Silexion ordinary shares upon conversion of the EarlyBird Convertible Note, the issuance of the PIPE Shares, the potential issuance of New Silexion ordinary shares under the ELOC Agreement following the Closing and the potential issuance of Note Shares under the A&R Sponsor Promissory Note under the headings “Settlement of Amounts Due Under Marketing Agreement with EarlyBird”, “PIPE Financing”, “ELOC Financing” and “Amended and Restated Sponsor Promissory Note”, respectively, in Item 1.01 of this Report is incorporated by reference herein.

An aggregate of 200,000 New Silexion ordinary shares were issued to the PIPE Investor in connection with the PIPE Financing immediately prior to the Closing, the prospective issuance of Note Shares, and the potential issuance of New Silexion ordinary shares upon conversion of the EarlyBird Convertible Note, under the ELOC Agreement and under the EarlyBird Convertible Note, in each case, has been and will be issued in reliance upon the exemption from registration provided under Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act in a transaction not requiring registration under the Securities Act.

Item 3.03 Material Modification to Rights of Security Holders.

The disclosure set forth under Item 5.03 of this Report is incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

The disclosure set forth in the “Introductory Note” above and in Item 2.01 of this Report is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure set forth in Item 2.01 of this Report under the headings “Directors and Executive Officers,” and “Executive Compensation” is incorporated herein by reference.

2024 Equity Incentive Plan

Pursuant to written resolutions adopted by the Board and shareholders prior to the Closing, New Silexion has approved and adopted the 2024 Equity Incentive Plan (the “2024 Plan”), which became effective immediately upon the Closing.

Upon the Closing, a total of 575,572 New Silexion ordinary shares were reserved for issuance under the terms of the 2024 Incentive Plan, which, together with New Silexion ordinary shares allocated for issuance under the existing Silexion 2013 Share Option Plan and Silexion 2023 Equity Incentive Plan, equaled 10% of the total number of New Silexion ordinary shares on a fully diluted basis immediately following the Closing. A summary of the other material terms of the 2024 Incentive Plan is provided below:

Administration

The compensation committee of our Board is the administrator of the 2024 Plan. Except as provided otherwise under the 2024 Plan, the administrator has plenary authority to grant awards pursuant to the terms of the 2024 Plan to eligible individuals, determine the types of awards and the number of shares covered by the awards, establish the terms and conditions for awards and take all other actions necessary or desirable to carry out the purpose and intent of the 2024 Plan.

Eligibility and Participation

The administrator selects the individuals who participate in the 2024 Plan. Eligibility to participate is open to officers, directors and employees of, and other individuals who provide bona fide services to or for, us or any of our subsidiaries. Our Board may also select as participants prospective officers, employees and individual service providers who have accepted an offer of employment or another service relationship from us or one of our subsidiaries. Any awards granted to such a prospect before the individual’s start date may not become vested or exercisable, and no shares may be issued to such individual, before the date the individual first commences performance of services with us.

Share Pool Under the 2024 Plan

The initial number of New Silexion ordinary shares allocated to the 2024 Plan is 575,572. The number of New Silexion ordinary shares available under the 2024 Plan (the “Share Pool”) will be subject to the following annual allocations and adjustments:

The Share Pool will be increased automatically on January 1 of each calendar year, beginning on January 1, 2025 and for each of the subsequent nine calendar years, through (and including) January 1, 2034, in an amount equal to the lesser of (i) 5% of the number of New Silexion ordinary shares issued and outstanding as of that January 1 date, or (ii) an amount determined by our Board prior to such date.

The following additional rules apply to the number of New Silexion ordinary shares available under the Share Pool on an ongoing basis:

●	The Share Pool will be reduced by one share for each share made subject to an award granted under the 2024 Plan;

●	The Share Pool will be increased by the number of unissued shares underlying or used as a reference measure for any award or portion of an award granted under the 2024 Plan that is cancelled, forfeited, expired, terminated unearned or settled in cash, in any such case without the issuance of shares;

●	The Share Pool will be increased by the number of shares that are forfeited back to us after issuance due to a failure to meet an award contingency or condition with respect to any award or portion of an award granted under the 2024 Plan;

●	The Share Pool shall be increased, on the exercise date, by the number of shares withheld by or surrendered (either actually or through attestation) to the Company in payment of the exercise price of any award granted under the 2024 Plan; and

●	The Share Pool shall be increased, on the relevant date, by the number of shares withheld by or surrendered (either actually or through attestation) to the Company in payment of any tax withholding obligation that arises in connection with any award granted under the 2024 Plan.

In the event of a merger, consolidation, share rights offering, statutory share exchange or similar event affecting the Company or a share dividend, share split, reverse share split, separation, spinoff, reorganization, extraordinary dividend of cash or other property, share combination or subdivision, or recapitalization or similar event affecting the capital structure of the Company, our Board will make equitable and appropriate substitutions or proportionate adjustments to the Share Pool to reflect the transaction or event. Similar adjustments will be made to the award limitations described below and to the terms of outstanding awards.

ISO Award Limit

The maximum number of New Silexion ordinary shares that may be issued in connection with awards granted under the 2024 Plan that are intended to qualify as incentive stock options under Section 422 of the Code is 575,572.

Types of Awards

General. The 2024 Plan enables the grant of share awards, performance shares, restricted share units, cash-based performance units, other share-based awards, share options, share appreciation rights, and share unit awards, each of which may be granted separately or in tandem with other awards. The administrator may establish sub-plans under the 2024 Plan under which awards that qualify for preferred tax treatment for recipients in jurisdictions outside the U.S. may be granted.

New Silexion has adopted a sub-plan for Israeli participants, which provides for granting awards in compliance with Section 102 (“Section 102”) and Section 3(i) of the Israeli Income Tax Ordinance (New Version), 5721-1961, as amended (the “ITO”). Section 102 allows employees, directors and officers who are not controlling shareholders and who are considered Israeli residents for tax purposes to receive favorable tax treatment for compensation in the form of shares, options or certain other types of equity awards, subject to certain terms and conditions. Our non-employee service providers and controlling shareholders who are considered Israeli residents for tax purposes may be granted awards under Section 3(i) of the ITO, which do not provide for similar tax benefits as Section 102.

Out of the three tax tracks that are available under Section 102 ((i) the “ordinary income track” with a trustee, (ii) the “capital gains track” with a trustee and (iii) grants without a trustee and without a trust period), New Silexion has elected the “capital gain track” for grants to eligible Israeli grantees as provided above, which may allow favorable tax treatment for such grantees.

Adjustments to Awards for Corporate Transactions and Other Events

Mandatory Adjustments. In the event of a merger, amalgamation, consolidation, share rights offering, share exchange or similar event affecting the Company (a “Corporate Event”) or a share dividend, share split, reverse share split, separation, spinoff, reorganization, extraordinary dividend of cash or other property, share combination or subdivision, or recapitalization, capital reduction distribution or similar event affecting the capital structure of the Company, the administrator will make equitable and appropriate substitutions or proportionate adjustments to:

●	the aggregate number and kind of shares or other securities that may be granted to eligible individuals under the 2024 Plan;

●	the maximum number of shares or other securities that may be issued with respect to incentive share options granted under the 2024 Plan;

●	the number of shares or other securities covered by each outstanding award and the exercise price, base price or other price per share, if any, and other relevant terms of each outstanding award; and

●	all other numerical limitations relating to awards, whether contained in the 2024 Plan or in award agreements.

Notwithstanding the foregoing, any fractional shares resulting from the above mandatory adjustments will be eliminated.

Discretionary Adjustments.

In addition to the adjustments specified above, in the case of Corporate Events, the administrator may make such other adjustments to outstanding awards as it determines to be appropriate and desirable, which adjustments may include, without limitation, (i) the cancellation of outstanding awards in exchange for payments of cash, securities or other property or a combination thereof having an aggregate value equal to the value of such awards, (ii) the substitution of securities or other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the shares subject to outstanding awards, and (iii) the substitution of equivalent awards, as determined in the sole discretion of the administrator, of the surviving or successor entity or a parent thereof. The administrator may, in its discretion, adjust the performance goals applicable to any awards to reflect any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations and the cumulative effects of accounting or tax changes.

Repricing.

The administrator may reprice any share options or share appreciation rights without the approval of the shareholders of the Company. For this purpose, “reprice” means (i) any of the following or any other action that has the same effect: (A) lowering the exercise price or base price of an option or share appreciation right after it is granted other than an adjustment made pursuant to the provisions of the 2024 Plan, (B) any other action that is treated as a repricing under applicable accounting principles; (C) cancelling a share option or share appreciation right at a time when its exercise price or base price exceeds the fair market value of the underlying share, in exchange for another share option, share appreciation right, restricted share or other equity, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction; and (ii) any other action that is considered to be a repricing under formal or informal guidance issued by the primary securities market or exchange on which the shares are listed or admitted for trading.

Treatment of Awards upon Dissolution or Liquidation or a Change in Control

Dissolution or Liquidation.

Unless the administrator determines otherwise, all awards outstanding under the 2024 Plan will terminate upon the dissolution or liquidation of the Company.

Amendment and Termination

Our Board or the compensation committee may terminate, amend or modify the 2024 Plan or any portion of it at any time; provided, that, (i) if required to comply with Cayman Islands law and any other applicable laws or marketplace or listing rules of a securities market or securities exchange (other than any requirement from which the Company may opt out based on any available home country exemption), the Company shall obtain shareholder approval of any 2024 Plan amendment in such a manner and to such a degree as required, and (ii) no such termination or amendment may materially impair the rights of a participant with respect to a previously granted award (other than as required to comply with applicable law or the rules of any securities exchange or market on which the shares are listed or to prevent adverse tax or accounting consequences to the Company or the participant) without such participant’s consent.

The 2024 Plan is scheduled to expire on August 14, 2034, which is ten years after the effective date of its adoption by our Board. After that time, no further grants may be made under the 2024 Plan, but any then-outstanding grants will remain subject to the terms of the plan.

The foregoing description of the 2024 Incentive Plan is qualified in its entirety by the full text of the 2024 Incentive Plan, which is attached to this Report as Exhibit 10.12 and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On the effectiveness of the SPAC Merger, the Company amended and restated its memorandum and articles of association (as amended and restated, the “Amended and Restated Memorandum and Articles of Association”), which became effective upon adoption by New Silexion’s sole shareholder at the time.

A copy of the Amended and Restated Memorandum and Articles of Association is attached to this Report as Exhibit 3.1 and incorporated herein by reference.

The material terms of the Amended and Restated Memorandum and Articles of Association and the general effect upon the rights of holders of the Company’s share capital, are described in the sections of the Proxy Statement/Prospectus titled “Description of Securities” and “Comparison of Shareholders’ Rights” beginning on pages 216 and 222, respectively, thereof, which information is incorporated herein by reference.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On the Closing Date, in connection with the Closing, the Board adopted a new code of business conduct and ethics applicable to all of the Company’s directors, officers and employees. A copy of the code of business conduct and ethics is available on the investor relations portion of the Company’s website at www.silexion.com. The foregoing description of the code of business conduct and ethics does not purport to be complete and is qualified in its entirety by the full text of the code of business conduct and ethics, a copy of which is attached to this Report as Exhibit 14.1 and incorporated herein by reference.

Item 5.06 Change in Shell Company Status.

As a result of the Business Combination, the Company ceased to be a shell company. Reference is made to the disclosure in the Proxy Statement/Prospectus in the section entitled “Proposal No. 1 — The Business Combination Proposal” beginning on page 101 thereof, which is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On August 15, 2024, the Company issued a press release announcing, among other things, the Closing. The press release is attached to this Report as Exhibit 99.1 and incorporated herein by reference.

The information contained under this Item 7.01 in this Report, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses or funds acquired.

The unaudited condensed consolidated financial statements of Silexion as of June 30, 2024, and for the three and six months periods ended, June 30, 2024 and 2023, are set forth in Exhibit 99.1 attached hereto and are incorporated by reference herein.

(b) Pro forma financial information.

The pro forma condensed combined financial information of the Company as of June 30, 2024, and for the year ended December 31, 2023 and six months ended June 30, 2024 is attached as Exhibit 99.2 to this Report and is incorporated by reference herein.

(d) Exhibits.

Exhibit No.	Description
2.1.1†

Amended and Restated Business Combination Agreement, dated as of April 3, 2024, by and among Biomotion Sciences, August M.S. Ltd., Moringa Acquisition Merger Sub Corp, Silexion Therapeutics Ltd. and Moringa Acquisition Corp (incorporated by reference to Exhibit 2.1 to Moringa Acquisition Corp’s Current Report on Form 8-K, filed with the SEC on April 3, 2024)

2.1.2	Waiver letter, dated June 18, 2024, under Amended and Restated Business Combination Agreement (incorporated by reference to Exhibit 10.1 to Moringa Acquisition Corp’s Current Report on Form 8-K filed with the SEC on June 24, 2024)
2.2*	Plan of Merger for merger of Moringa Acquisition Corp and Moringa Acquisition Merger Sub Corp
3.1*	Amended and Restated Memorandum and Articles of Association of Silexion Therapeutics Corp (formerly Biomotion Sciences)
4.1*	Assignment, Assumption and Amendment Agreement, dated as of August 15, 2024, by and among Moringa Acquisition Corp, Silexion Therapeutics Corp (formerly known as Biomotion Sciences) and Continental Stock Transfer & Trust Company.
10.1.1*	Final invoice issued by EarlyBirdCapital, Inc. to Moringa Acquisition Corp under the Business Combination Marketing Agreement, dated February 16, 2021, by and between EarlyBirdCapital, Inc. and Moringa Acquisition Corp
10.1.2*	Convertible Promissory Note, dated August 15, 2024, in an amount of $1,250,000, issued by Silexion Therapeutics Corp (formerly known as Biomotion Sciences) to EarlyBirdCapital, Inc.
10.2*	Subscription Agreement, dated August 15, 2024, by and among Moringa Acquisition Corp, Silexion Therapeutics Corp (formerly known as Biomotion Sciences) and Greenstar, L.P.
10.3.1*	Ordinary Share Purchase Agreement, dated August 13, 2024 and effective as of the closing date of the Business Combination, by and between Silexion Therapeutics Corp (formerly known as Biomotion Sciences) and White Lion Capital, LLC
10.3.2*	Registration Rights Agreement, dated August 13, 2024 and effective as of the closing date of the Business Combination, by and between Silexion Therapeutics Corp (formerly known as Biomotion Sciences) and White Lion Capital, LLC
10.4*	Amended and Restated Registration Rights and Lock-Up Agreement, dated August 14, 2024 and effective as of the Closing Date, by and among Silexion Therapeutics Corp (formerly known as Biomotion Sciences), Moringa Acquisition Corp, Moringa Sponsor, L.P., the distributees of Sponsor Investment Shares that were issuable to Moringa Sponsor, L.P., EarlyBirdCapital, Inc., certain of Silexion Therapeutics Ltd.’s pre-Business Combination shareholders and Greenstar, L.P.
10.5*	Amended and Restated Promissory Note, dated August 15, 2024, issued by Silexion Therapeutics Corp (formerly known as Biomotion Sciences) to Moringa Sponsor, L.P.
10.6*	Form of Director and Officer Indemnification Agreement, dated August 15, 2024, by and between Silexion Therapeutics Corp (formerly known as Biomotion Sciences) and each of its executive officers and directors
10.11.1#	Employment Agreement, dated April 1, 2022, by and between Silexion Therapeutics Ltd. and Ilan Hadar (incorporated by reference to Exhibit 10.12.1 to Amendment No. 3 to the Company’s Registration Statement on Form S-4 (File No. 333-279281), filed with the SEC on July 12, 2024).
10.11.2#	Amendment No. 1 to Employment Agreement, dated May 2024, by and between Silexion Therapeutics Ltd. and Ilan Hadar ((incorporated by reference to Exhibit 10.12.2 to Amendment No. 3 to the Company’s Registration Statement on Form S-4 (File No. 333-279281), filed with the SEC on July 12, 2024)
10.12#*	Silexion Therapeutics Corp 2024 Equity Incentive Plan
14.1*	Silexion Therapeutics Corp Code of Ethics and Business Conduct
21.1*	List of Subsidiaries.
99.1*	Unaudited condensed consolidated financial statements of Silexion as of June 30, 2024, and for the three and six months periods ended, June 30, 2024 and 2023
99.2*	Unaudited pro forma condensed combined financial information of the Company as of June 30, 2024, and for the year ended December 31, 2023 and six months ended June 30, 2024
99.3*	Management’s Discussion and Analysis of Financial Condition and Results of Operations of Silexion Therapeutics Ltd. covering the three and six months periods ended, June 30, 2024 and 2023
99.4*	Press release, dated August 15, 2024, announcing the closing of the Business Combination

*	Filed herewith.

†	Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

#	Indicates management contract or compensatory plan, contract or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILEXION THERAPEUTICS CORP

Date: August 21, 2024	/s/ Ilan Hadar
	Name:	Ilan Hadar
	Title:	Chief Executive Officer